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                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

          CONTRIBUTION AND EXCHANGE AGREEMENT ("Agreement") made as of November 11, 2005 by and among Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL"), Darwin Group, Inc., a Delaware corporation ("Darwin Group"), and Darwin Professional Underwriters, Inc., a Delaware corporation ("DPUI").

          WHEREAS, AIHL currently owns 10,000 shares of common stock of Darwin Group, par value $.10 per share (the "Darwin Group Common Stock"), representing all of the issued and outstanding shares of Darwin Group Common Stock; and

          WHEREAS, AIHL intends to make a capital contribution to Darwin Group (the "Capital Contribution") in the amount of $135,000,000; and

          WHEREAS, as of the date hereof, AIHL owns 400,000 shares of common stock of DPUI, par value $.10 per share (the "DPUI Common Stock"), representing 80% of the issued and outstanding shares of DPUI Common Stock, and 105,300 shares of Series A Preferred Stock of DPUI, par value $.10 per share (the "Series A Preferred Stock"), representing all of the issued and outstanding shares of Series A Preferred Stock; and

          WHEREAS, pursuant to the terms of a restricted stock plan established by DPUI (the "DPUI Restricted Stock Plan"), certain employees of the Darwin Companies (as defined herein) (the "Restricted Stockholders") may be awarded an aggregate of 100,000 restricted shares of DPUI Common Stock, representing 20% of the issued and outstanding shares of DPUI Common Stock (the "Restricted DPUI Shares"); and

          WHEREAS, as of the date hereof, 91,250 Restricted DPUI Shares are issued and outstanding under the DPUI Restricted Stock Plan; and

          WHEREAS, pursuant to the terms of a long term incentive plan established by DPUI (the "DPUI LTIP"), certain employees of the Darwin Companies (as defined herein) (the "LTIP Participants") have been awarded interests in annual profit pools established under the DPUI LTIP; and

          WHEREAS, the parties contemplate that, on a date to be determined by AIHL as soon as practicable after the completion of the 2005 audited financial statements of Darwin Group and DPUI (the "Exchange Date"), (i) AIHL will transfer, or cause to be transferred, to DPUI, either by exchange or by merger of Darwin Group with and into DPUI (with DPUI as the surviving corporation in the merger), all of the shares of Darwin Group Common Stock in exchange for shares of a new series of DPUI preferred stock having an aggregate liquidation preference equal to the GAAP Book Value (as defined herein) of Darwin Group on December 31, 2005, such new series of preferred stock to be designated as Series B Convertible Preferred Stock and to have the terms and conditions set forth on Exhibit A hereto, including the payment of dividends on such Series B Convertible Preferred Stock in the form of a new series of DPUI preferred stock to be

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designated as Series C Preferred Stock, and (ii) immediately following such transfer of Darwin Group to DPUI (the "Darwin Group Transfer"), AIHL will transfer to DPUI the 400,000 shares of DPUI Common Stock owned by AIHL in exchange for additional shares of Series A Preferred Stock having an aggregate liquidation preference equal to the GAAP Book Value of such 400,000 shares of DPUI Common Stock on December 31, 2005; and

          WHEREAS, in connection with the Capital Contribution and the Darwin Group Transfer, DPUI has amended and restated the DPUI Restricted Stock Plan, effective as of the date hereof, and has entered into an amended and restated restricted stock award agreement with each of the Restricted Stockholders; and

          WHEREAS, in connection with the Capital Contribution and the Darwin Group Transfer, DPUI has amended and restated the DPUI LTIP, effective as of the date hereof; and

          WHEREAS, in connection with the Capital Contribution and the Darwin Group Transfer, DPUI has entered into an amended and restated employment agreement with each of Stephen J. Sills and Mark I. Rosen, effective as of the date hereof; and

          WHEREAS, AIHL currently owns all of the issued and outstanding shares of common stock of each of Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation and Platte River Insurance Company (collectively, the "Capitol Companies"); and

          WHEREAS, each of Darwin Group and DPUI acknowledges that the Capital Contribution is to a large extent a bridge financing and that AIHL desires, although AIHL is not required, to reduce its equity interest in Darwin Group (prior to the Exchange Date) and/or in DPUI (subsequent to the Exchange Date) as soon as reasonably practicable; and

          WHEREAS, in connection with the Capital Contribution and the Darwin Group Transfer, AM, Darwin Group and DPUI desire to enter into the covenants and agreements provided for herein; and

          NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

          1. Capital Contribution.

          On the a date to be mutually agreed by Darwin Group and AIHL (the "Contribution Date"), but prior to the Exchange Date, AIHL will make the Capital Contribution in the amount of $135,000,000 to Darwin Group.

          2. Darwin Group Transfer; Exchange of DPUI Common Stock.

          (a) AIHL agrees to transfer, or cause to be transferred, to DPUI on the Exchange Date, either by exchange or by merger of Darwin Group with and into DPUI


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(with DPUI as the surviving corporation in the merger), all of the shares of
Darwin Group Common Stock in exchange for shares of a new series of DPUI preferred stock having an aggregate liquidation preference equal to the GAAP Book Value of Darwin Group on December 31, 2005, such new series of preferred stock to be designated as Series B Convertible Preferred Stock and to have the terms and conditions set forth on Exhibit A hereto (the "Series B Preferred Stock"), including the payment of dividends on such Series B Preferred Stock in the form of a new series of DPUI preferred stock to be designated as Series C Preferred Stock, which Series C Preferred Stock shall have the terms and conditions set forth on Exhibit B hereto (the "Series C Preferred Stock"). DPUI agrees to issue such shares of Series B Preferred Stock to AIHL on the Exchange Date.

          (b) On the Exchange Date, immediately following the Darwin Group Transfer, AIHL agrees to transfer to DPUI the 400,000 shares of DPUI Common Stock owned by AIHL in exchange for additional shares of Series A Preferred Stock having an aggregate liquidation preference equal to the GAAP Book Value of such 400,000 shares of DPUI Common Stock on December 31, 2005. DPUI agrees to issue such additional shares of Series A Preferred Stock to AIHL on the Exchange Date.

          3. Reduction of AIHL Ownership.

          Each of Darwin Group and DPUI acknowledges and agrees that the Capital Contribution is to a large extent a bridge financing and that AIHL desires, although AIHL is not required, to reduce its equity interest in Darwin Group (prior to the Exchange Date) and/or its equity interest in DPUI (subsequent to the Exchange Date) as soon as reasonably practicable, either through sales of securities of Darwin Group and/or DPUI by AIHL to Third Parties or in an IPO the proceeds of which are used to redeem shares of Series B Preferred Stock held by AIHL. In the event that, prior to the Exchange Date, AIHL sells shares of DPUI Common Stock, AIHL shall cause the purchaser of such shares of DPUI Common Stock to agree to transfer such shares of DPUI Common Stock to DPUI, on the Exchange Date, in exchange for shares of Series B Preferred Stock on the terms set forth in Section 2(a) above.

          4. Related Party Transactions.

          Each of AIHL, Darwin Group and DPUI acknowledges and agrees that certain of the Darwin Companies have engaged and will continue to engage in various transactions with the Capitol Companies and other Affiliates of AIHL in respect of insurance policies underwritten by the Darwin Companies and other business arrangements (the "Related Party Transactions") and that, while such parties have been wholly-owned Subsidiaries of AIHL, such Related Party Transactions have not necessarily reflected arm's-length arrangements. In this regard, and in contemplation of the transfer of Darwin Group to DPUI (whereupon Darwin Group will no longer be a wholly-owned Subsidiary of AIHL), each of Darwin Group and DPUI, for itself and for all of the Darwin Companies, does hereby consent and agree to the modifications of the existing arrangements between the Darwin Companies and the Capitol Companies described on Exhibit C hereto.


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          5. Registration Rights Agreement.

          DPUI agrees to enter into a registration rights agreement with AIHL (which shall be assignable by AIHL to any Person or Persons who become holders of Series B Preferred Stock) providing for customary demand registration rights prior to and following an IPO, and for customary demand and piggy-back registration rights subsequent to an IPO.

          6. Certain Activities.

          (a) Each of Darwin Group and DPUI, for itself and for all of the Darwin Companies, does hereby consent and agree that AIHL and its Affiliates (as defined herein), officers, directors, employees and agents (including without limitation those officers, directors, employees and agents of AIHL and its Affiliates who serve as officers and/or directors of any of the Darwin Companies) may, alone or in combination with any other Person (as defined herein), engage in activities or businesses, make or retain investments in and acquisitions of any Person, and enter into partnerships and joint ventures with any Person, whether or not competitive now or in the future with the businesses or activities of the Darwin Companies, and none of the Darwin Companies shall have the right to disclosure of any information in regard thereto, to participate therein, or to derive any profits therefrom. Notwithstanding the foregoing, this Section 6(a) shall not permit AIHL to use confidential information with respect to the Darwin Companies in connection with any of the activities described in the preceding sentence, unless such information (i) was developed by or provided to a Darwin Company by AIHL or an Affiliate of AIHL,
(ii) is or becomes available in the public domain other than as a result of disclosure by AIHL or an Affiliate of AIHL, or (iii) is acquired from a Person who is not known by AIHL or its Affiliate receiving such information to be in breach of an obligation of confidentiality to a Darwin Company.

          (b) Each of Darwin Group and DPUI, for itself and for all of the Darwin Companies, does hereby consent and agree that neither AIHL nor any of its Affiliates, officers, directors, employees or agents shall have any obligation to refer to the Darwin Companies any business opportunity presented or developed by any of them and that the Darwin Companies have no expectation of any such business opportunity.

          7. Regulatory Matters.

          AIHL and each of Darwin Group and DPUI, for itself and for all of the Darwin Companies, agrees to cooperate in connection with any determinations required to be made by any of them concerning actions required to be taken (including but not limited to the submission of applications for the licensing or qualification of natural and other Persons by Governmental Authorities (as defined herein) having jurisdiction over the business of the Darwin Companies and to the submission of applications regarding the acquisition of ownership of shares of capital stock of Darwin Group or DPUI by Third Parties), and in the taking of such actions, so that the Darwin Companies, AIHL and any Third Parties acquiring ownership of shares of capital stock of Darwin Group and/or DPUI and, to the extent required by applicable law, their respective Affiliates,


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shall be in compliance with all applicable law and the rules and regulations prescribed thereunder relating to the conduct of the business of the Darwin Companies and to the ownership of shares of capital stock of Darwin Group and/or DPUI.

          8. Representations and Warranties.

          (a) Each of AIHL, Darwin Group and DPUI hereby represents and warrants to the other parties as follows:

               (i) it has full power and authority to execute, deliver and perform its obligations under this Agreement; and

               (ii) this Agreement has been duly and validly authorized, executed and delivered by it, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

          (b) DPUI hereby represents and warrants to each of AIHL and Darwin Group as follows:

               (i) DPUI has amended and restated the DPUI Restricted Stock Plan, effective as of the date hereof, in the form attached as Exhibit D hereto, and each of the Restricted Stockholders has consented to such amendment and restatement of the DPUI Restricted Stock Plan;

               (ii) DPUI has entered into an amended and restated restricted stock award agreement, effective as of the date hereof, in the form attached as Exhibit E hereto, with each of the Restricted Stockholders;

               (iii) DPUI has amended and restated the DPUI LTIP, effective as of the date hereof, in the form attached as Exhibit F hereto, and each of the LTIP Participants has consented to such amendment and restatement of the DPUI LTIP;

               (iv) DPUI has entered into an amended and restated employment agreement with Stephen J. Sills, effective as of the date hereof, an executed copy of which has previously been delivered to each of AIHL and Darwin Group; and

               (v) DPUI has entered into an amended and restated employment agreement with Mark I. Rosen, effective as of the date hereof, an executed copy of which has previously been delivered to each of AIHL and Darwin Group.

          9. Definitions.

          "Affiliate," when used with reference to any Person, shall mean another Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" and "under common control with") means the


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ability, directly or indirectly, to direct or cause the direction of the management and policies of the Person in question; provided, however, that for purposes hereof, (i) none of the Darwin Companies shall be deemed to be an Affiliate of AIHL or of any Affiliate of AIHL and (ii) neither AIHL nor any Affiliate of AIHL shall be deemed to be an Affiliate of any of the Darwin Companies.

          "Darwin Companies" means, collectively, Darwin Group, the Subsidiaries of Darwin Group, and DPUI.

          "Employee Representative" means Stephen J. Sills or, in the event of Stephen J. Sills' unavailability to serve as the Employee Representative, such other Person who is a holder of Restricted DPUI Shares as is elected to serve as the Employee Representative by holders of a majority of the number of Restricted DPUI Shares then outstanding.

          "GAAP" means generally accepted accounting principles as in effect as of the date of reference.

          "GAAP Book Value" means net book value determined in accordance with GAAP.

          "Governmental Authorities" means the government of the United States of America and any state, commonwealth, territory, possession, county, or municipality thereof, or the government of any political subdivision of any of the foregoing, any foreign government, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasigovernmental entity established to perform any of such functions, including without limitation all governmental authorities or agencies with regulatory control or jurisdiction over the insurance operations of the Darwin Companies.

          "IPO" means the initial public offering of DPUI Common Stock pursuant an effective registration statement under the Securities Act of 1933, as amended, in connection with which the DPUI Common Stock becomes listed on a U.S. national securities exchange or traded on the Nasdaq National Market System.

          "Person" means any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or any other entity.

          "Subsidiary" means, with respect to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly, through one or more intermediaries, by such Person, or (ii) in the case of unincorporated entities, any such entity with respect to which such Person has the power, directly or indirectly, to designate more than 50% of the individuals exercising functions similar to a board of directors.


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          "Third Party" means any Person other than AIHL or an Affiliate of
AIHL.

          10. Further Assurances.

          Each of AIHL, Darwin Group and DPUI agrees, at any time or from time to time after the date hereof, to cooperate with the other parties hereto, and at the request of any other party hereto, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the purposes hereof. Without limitation of the foregoing, DPUI agrees to amend the terms of the Series A Preferred Stock to provide that the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall rank pari passu.

          11. Amendment and Waiver.

          No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of AIHL, Darwin Group and DPUI; provided, however, that any changes to the modifications of the arrangements between the Darwin Companies and the Capitol Companies described on Exhibit C hereto shall also require the approval in writing of the Employee Representative. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          12. Entire Agreement.

          This Agreement, together with the exhibits hereto and the other writings referred to herein or delivered pursuant hereto, which form a part hereof, contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related, to the subject matter hereof in any way.

          13. Successors and Assigns.

          This Agreement shall bind and inure to the benefit of and be enforceable by AIHL, Darwin Group, DPUI and each of their respective successors, assigns, heirs and personal representatives. AIHL shall have the right to assign all or part of its rights and obligations under this Agreement, without the consent of Darwin Group or DPUI, to any Third Party that acquires shares of capital stock of Darwin Group and/or DPUI in connection with an AIHL Sale. Except as provided in the preceding sentence, no party shall have the right to assign all or part of its rights and obligations under this Agreement without the consent of the other parties hereto. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning party which are assigned to it and, to the extent such rights are assigned, any reference to the assigning party shall be treated as a reference to the assignee.


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          14. Severability.

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15. Remedies.

          Each party shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          16. Notices.

          All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, or sent by express, registered or certified mail, postage prepaid, to AIHL or to Darwin Group or to DPUI at the address set forth below:

          If to AIHL:

               Alleghany Insurance Holdings LLC
               c/o Alleghany Corporation
               7 Times Square Tower
               17th Floor
               New York, NY 10036
               Attention: Chairman

               with a copy to:

               Alleghany Corporation
               7 Times Square Tower
               17th Floor
               New York, NY 10036
               Attention: General Counsel


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          If to Darwin Group:

               Darwin Group, Inc.
               9 Farm Springs Road
               Farmington, Connecticut 06032
               Attention: Chairman

               with a copy to:

               Alleghany Corporation
               7 Times Square Tower
               17th Floor
               New York, NY 10036
               Attention: General Counsel

          If to DPUI:

               Darwin Professional Underwriters, Inc.
               9 Farm Springs Road
               Farmington, Connecticut 06032
               Attention: Chairman

               with a copy to:

               Alleghany Corporation
               7 Times Square Tower
               17th Floor
               New York, NY 10036
               Attention: General Counsel

Any party may, by written notice to the other party hereto, change the address to which notices to such party are to be delivered or mailed.

          17. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the state and federal courts located in the State of Delaware for the purposes of enforcing this Agreement. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court of the State of Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action,


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suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

          18. Descriptive Headings.

          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          19. Survival of Representations and Warrants.

          All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, the other party hereto.

          20. Counterparts.

          This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.


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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed as of the date first above written.

                                        ALLEGHANY INSURANCE HOLDINGS LLC


                                        By: /s/ Weston M. Hicks
                                            ------------------------------------
                                        Name: Weston M. Hicks
                                        Title: Chief Executive Officer


                                        DARWIN GROUP, INC.


                                        By: /s/ Stephen J. Sills
                                            ------------------------------------
                                        Name: Stephen J. Sills
                                        Title: President and Chief Executive
                                               Officer


                                        DARWIN PROFESSIONAL UNDERWRITERS, INC.


                                        By: /s/ Stephen J. Sills
                                            ------------------------------------
                                        Name: Stephen J. Sills
                                        Title: President and Chief Executive
                                               Officer


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